Exhibit 10.3

REVOLVING LOAN FACILITY AGREEMENT

This revolving loan facility agreement is dated 6th August 2019

BETWEEN

(1) ZYDECO PIPELINE COMPANY LLC, a limited liability company incorporated in the United States of America, with its registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, USA (the "Borrower"); and

(2) SHELL TREASURY CENTER (WEST) INC., a company incorporated in the United States of America, with its registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, USA (the "Lender").

It is agreed as follows:

1.DEFINITIONS

In this revolving loan facility agreement:

"Advance" means a loan in US Dollars made or to be made under this Agreement or the principal amount in US Dollars outstanding for the time being of that loan.

"Agreement" means this revolving loan facility agreement between the Lender and the Borrower, as amended, novated, supplemented, extended or restated from time to time.

"Alternative Interest Rate" has the meaning given to that term in Clause 6.3(b).

"Available Commitment" means the Commitment minus the amount of any outstanding Advances.

"Business Day" means a day on which banks in New York are open for the transaction of the business contemplated by this Agreement.

"Commitment" means thirty million US Dollars (USD 30,000,000), to the extent not cancelled or reduced by the Lender under this Agreement.

"Commitment Period" means the period from the Effective Date up to and including the date which is one (1) Business Day before the Final Repayment Date.

"Disbursement Date" means the day on which an Advance is made or to be made under this Agreement.

"Effective Date" means the date of this Agreement as above.

"Event of Default" means any event or circumstance specified as such in Clause 9.

"Final Repayment Date" means 6th August 2024, or if that is not a Business Day, the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

"Group Company" means and includes Royal Dutch Shell plc and any entity (other than the Lender) which Royal Dutch Shell plc from time to time directly or indirectly controls. For this purpose:

(a) control means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and

(b) an entity indirectly controls another entity if a series of entities can be specified, beginning with the first entity and ending with the other entity, so related that each entity of the series (except the ultimate controlling entity) is directly controlled by one or more of the entities earlier in the series.

"Increased Cost" means:

(a) an additional or increased cost;

(b) a reduction in the rate of return under this Agreement or on the Lender’s overall capital; or

(c) a reduction of an amount due and payable under this Agreement,

which is incurred by the Lender but only to the extent attributable to the Lender having entered into this Agreement or funding or performing its obligations under this Agreement.

"Interest Payment Date" means, in relation to each Advance twenty-fifth (25th) day of January, April, July and October in each year or, if that is not a Business Day, the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not) and the relevant Repayment Date.

"Interest Period" means each period by reference to which interest is calculated and payable in respect of an Advance, as determined in accordance with Clause 3.3

"LIBOR" means, in relation to any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on the appropriate page of Reuters at 11.00 am London time on the date two (2) London Banking Days prior to the first day of the Interest Period. If the agreed page is replaced or service ceases to be available, the Lender may specify a reasonable alternative page or service displaying the appropriate rate. If any such rate is below zero, LIBOR will be deemed to be zero.

"Margin" means 65 basis points (0.65%).

"Repayment Date" means, in relation to an Advance, the repayment date for that Advance,

(a) specified by the Borrower in the notice referred to under Clause 2.1 or if that is not a Business Day, the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not), and which shall be a date on or before the Final Repayment Date; or

(b) if not specified by the Borrower in the notice referred to under Clause 2.1, the Final Repayment Date.

"Tax Payment" has the meaning given to that term in Clause 7.4.

"Virtual Treasurer Loan Advisor" means the secure electronic information storage and communications system used by the Lender and the Borrower through which requests for Advances may be made.

"Wholly Owned Shell Company" means any entity, all the shares or ownership securities of which are owned, directly or indirectly, by Royal Dutch Shell plc (the "parent company"). For this purpose, shares or ownership securities in an entity are indirectly owned by the parent company if a series of companies can be specified, beginning with the parent company and ending with the particular entity, so related that all the shares or ownership securities of each entity of the series (except the parent company) are directly owned by one or more of the entities earlier in the series.

2. DRAWDOWN

2.1 Subject to the terms of this Agreement, the Borrower shall be entitled during the Commitment Period to borrow Advances up to an aggregate amount not exceeding the Commitment provided that the Borrower has requested the relevant Advance by not less than five (5) Business Days' written notice to the Lender, such notice specifying the proposed Disbursement Date which shall be a Business Day, the amount of the Advance and the Repayment Date, and provided further that at the time of drawdown, no Event of Default has occurred or is, in the reasonable opinion of the Lender, expected to occur.

2.2 Subject to the terms of this Agreement, the Lender shall make available to the Borrower each Advance referred to in Clause 2.1, before the close of business on the requested Disbursement Date by transferring such Advance to the bank account as shall be designated by the Borrower.

3. INTEREST

3.1 The rate of interest for each Advance for its Interest Period shall be the aggregate of:

(a) the applicable LIBOR; plus

(b) the Margin.

3.2 The Borrower shall pay interest on the Advances for each Interest Period in arrear on the Interest Payment Date.

3.3 Each Interest Period shall start on an Interest Payment Date and end on the next following Interest Payment Date except that the first Interest Period in respect of each Advance shall start on its Disbursement Date and end on the next Interest Payment Date and any Interest Period which would otherwise extend beyond the Final Repayment Date shall instead end on that date.

3.4 If interest is paid other than on an Interest Payment Date, the Borrower shall pay to the Lender, in addition to the interest due, an amount equal to the amount (if any) which the Lender certifies as necessary to indemnify it against the cost of breaking funds borrowed, contracted for or utilised to finance the relevant Advance.

3.5 If the Borrower fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment. Any interest accruing under this Clause 3.5 shall be immediately payable by the Borrower on demand by the Lender. Such interest shall be compounded with the overdue amount at the end of each month, but shall remain immediately due and payable on demand by the Lender, and shall be calculated by reference to successive periods of one (1) month beginning on the due date at the aggregate annual rate of:

(a) the applicable rate of interest prescribed under Clause 3.1; and

(b) one (1) per cent.

3.6 Interest shall accrue on a daily basis and be calculated on the basis of a three hundred and sixty (360) day year.

4. REPAYMENT

4.1 The Borrower shall repay each Advance and any accrued and unpaid interest thereon on the Repayment Date for that Advance.

4.2 Advances repaid may be re-borrowed.

5. PREPAYMENT

5.1 Except as provided in Clause 6, the Borrower may not prepay an Advance without the consent of the Lender, which may be given or withheld at the Lender’s sole discretion. If the Lender consents to a prepayment, the Borrower may prepay without penalty all or any part of the Advances on a Business Day by giving the Lender not less than five (5) Business Days' written notice of its intention to make such prepayment, such notice specifying the date and amount of the prepayment.

5.2 Any notice of prepayment shall be irrevocable and shall require the Borrower to make the prepayment on the date specified unless the Lender at its sole discretion agrees otherwise in writing.

5.3 Any prepayment must be accompanied by:

(a) accrued interest calculated in accordance with the provisions of this Agreement up to the day of prepayment on the amount prepaid; and

(b) an amount equal to the amount which the Lender certifies as necessary to indemnify it against the cost of breaking funds borrowed, contracted for or utilised to finance the relevant Advance.

5.4 Advances prepaid may be re-borrowed.

6. INCREASED COSTS AND CHANGE OF CIRCUMSTANCES

6.1 If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding on the Lender comes into force and effect after the date of this Agreement or if compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority comes into force and effect after the date of this Agreement the result of which is to subject the Lender to any Increased Costs then and in each such case:

(a) the Lender may notify the Borrower in writing of such event promptly upon its becoming aware of the same;

(b) within thirty (30) days of a written demand the Borrower shall pay to the Lender the amount which the Lender specifies (in a certificate setting out the basis of the computation of such amount, which certificate shall be prima facie evidence of such Increased Cost) to be required to compensate the Lender for such Increased Cost; and

(c) the Borrower may, at any time after receipt of a notice referred to in Clause 6.1(a), notify the Lender that it will prepay the outstanding Advances within ten (10) days of such notice to the Lender. The provisions of Clauses 5.2 and 5.3 shall apply to such prepayment. Upon receipt of such prepayment from the Borrower, the Agreement shall be terminated.

6.2 Clause 6.1 does not apply to the extent any Increased Cost is attributable to the wilful breach by the Lender or its affiliates of any law or regulation or to the transfer, assignment or subparticipation of this facility in accordance with Clause 6.1.

6.3 If:

(a)there is a material disruption to LIBOR; or
(b)there is a material change in the methodology of calculating LIBOR such that the Lender determines that LIBOR is no longer a representative rate; or
(c)the administrator of LIBOR or its supervisor announces that LIBOR will cease to be published or that it will be permanently or indefinitely discontinued; or
(d)there is a change in the generally accepted market practice in the loan market to refer to a base rate endorsed in a public statement by the Bank of England, despite the continued existence of LIBOR, the Lender may specify another benchmark rate generally accepted in the loan market to apply in relation to the Advances in place of LIBOR.

6.4 If Clause 6.3 applies, the Lender and the Borrower shall make such consequential amendments to this Agreement as they consider necessary to give effect to such replacement benchmark rate, including any amendments required to implement market practice for the operation of such replacement benchmark rate and any amendments which the Lender determines are required to enable such replacement benchmark rate to be used for the calculation of interest under this Agreement; provided, however, that Borrower may, at any time after which a replacement benchmark rate is put in place as referred to in Clause 6.3, notify the Lender that it will prepay the outstanding Advances within ten (10) days of such notice to the Lender. The provisions of Clauses 5.2 and 5.3 shall apply to such prepayment. Upon receipt of such prepayment from the Borrower, the Agreement shall be terminated.

6.5 If at any time the Lender determines (which determination shall be conclusive and binding on the Borrower) that by reason of circumstances affecting the relevant interbank market and/or the Lender or any of its lenders (directly or indirectly) it becomes impractical or uneconomical for the Lender to fund or continue to fund its Commitment or any part thereof, the Lender shall as soon as practicable give written notice of such determination to the Borrower. If such notice is given prior to the making of an Advance the Lender shall not be required to make the Advance until written notice to the contrary is given by the Lender. During a thirty (30)-day period from the date of such first mentioned notice the parties shall consult in good faith with a view to agreeing an alternative basis for continuance of the Agreement or the making of Advances. If it is not so agreed, then, if so required by written notice given by the Lender to the Borrower within five (5) days of the expiry of the thirty (30)-day period, the Borrower shall prepay the Advances together with (a) interest thereon from the end of the preceding Interest Period, or where there is no preceding Interest Period, from the Disbursement Date to the date of prepayment and (b) any other sums that may be due and payable under the terms of this Agreement. The provisions of Clauses 5.2 and 5.3 shall apply to such prepayment. Upon receipt of such prepayment from the Borrower, the Agreement shall be terminated.

7. PAYMENTS AND TAXES

7.1 All payments to be made by the Borrower hereunder shall be made without set-off or counter claim and free and clear of and without deduction for or withholding of or on account of any present or future taxes, levies or charges of whatever kind unless the Borrower is compelled by law to make payment subject to such tax, levy or charge.

7.2 If the Borrower is compelled by law to make any deduction or withholding on account of tax then the Borrower shall be permitted to make such deduction or withholding and shall ensure that such deduction or withholding does not exceed the minimum legal liability therefor and shall, within sixty (60) days of effecting such deduction or withholding, forward to the Lender an official receipt or other official documentation in each case in form and substance satisfactory to the Lender certifying payment of the tax.

7.3 Subject to Clause 7.4, if the Borrower is compelled by law to make payment subject to deduction of any amounts, then the Borrower shall, if requested by the Lender, make payment to the Lender of such additional amounts as shall yield to the Lender the full amounts which would be paid to the Lender under this Agreement as if such taxes, levies or other charges were not paid, deducted or withheld.

7.4 The Lender is entitled to request payment under Clause 7.3 ("Tax Payment") only if the Lender determines that a full credit against, relief or remission for, or repayment of tax is not attributable to that Tax Payment.

8. REPRESENTATIONS AND UNDERTAKINGS

The Borrower represents to the Lender on the date of this Agreement and on each Disbursement Date that:

(a) it is a limited liability company, duly formed and validly existing under the laws of its jurisdiction of incorporation and it has the power to own its assets and carry on its business as it is being conducted;

(b) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and transactions contemplated by this Agreement;

(c) this Agreement is its legally binding, valid and enforceable obligation;

(d) amounts owing to the Lender under this Agreement will rank at least pari passu with all the Borrower's other unsecured and unsubordinated obligations except for obligations mandatorily preferred by law applying to companies generally; and

(a)no Event of Default has occurred and is continuing.

9. DEFAULT

Each of the events or circumstances set out in this Clause 9 is an "Event of Default", and the consequence of such an Event of Default being continuing is that the Lender may refuse to make (further) Advances, may reduce the Commitment to zero and/or may require the immediate repayment of all or any Advances already made together with all interest accrued (if any) and all other sums that may be due or payable under the terms of this Agreement. The Borrower shall, on demand by the Lender, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of the occurrence of an Event of Default. The Borrower shall promptly upon becoming aware of the same, notify the Lender in writing of the occurrence of an Event of Default, or an event which would with the lapse of time or giving of notice or both be an Event of Default.

(a) The Borrower does not pay on the due date any amount payable pursuant to this Agreement at the place and in the currency in which it is expressed to be payable and such failure continues for a period of ten (10) days or more.

(b) The Borrower fails to comply with any provision of, or perform any material obligation under this Agreement (other than the obligations to pay referred to in Clause 9(a)) except where the failure to comply or perform is, in the reasonable opinion of the Lender, capable of remedy and is remedied within ten (10) days of written notice from the Lender to the Borrower requiring such remedy.

(c) Any governmental or other authority having jurisdiction over the Borrower institutes any action or legislation forcing the Borrower to cease all or a substantial part of its normal business, or withdraws or withholds any authorisation or consent obtained or required by the Borrower for the due performance of its business and its obligations under this Agreement; or all or a substantial part of the business or assets of the Borrower is expropriated, nationalised, involuntarily liquidated or otherwise compulsorily withdrawn from the control of the Borrower.

(d) The Borrower suspends payment to its creditors or generally is, or admits in writing that it is, unable to pay its debts when they fall due or commences negotiations with its creditors or makes any composition or arrangement with its creditors, or goes into liquidation whether voluntary or compulsory, or if any step is taken by any person with a view to the winding up, administration or bankruptcy of the Borrower (except for the purpose of a solvent amalgamation or reconstruction), or if it ceases or prepares to cease trading, or if any step is taken to enforce security over, or a distress, execution or other similar process is levied or served against, the whole or any part of its assets, including without limitation the appointment of a receiver, administrative receiver, administrator or similar officer or any such analogous procedure or step is taken under the applicable laws of any jurisdiction or it takes any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the foregoing acts.

(e) It is or becomes unlawful for the Borrower to perform any of its obligations under this Agreement.

10. SET-OFF

The Lender may set-off any matured obligation due from the Borrower under this Agreement against any obligation owed by the Lender to the Borrower (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of either obligation). If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

11. COSTS AND EXPENSES

11.1 Transaction Expenses

The Borrower shall pay any and all stamp duty, registration costs and similar duties, taxes and charges which may be payable or determined to be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

11.2 Enforcement Costs

The Borrower shall pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservations of, any rights under this Agreement.

12. ASSIGNMENT AND TRANSFER

12.1 The Lender may at any time assign any of its rights, transfer or novate any of its rights, benefits and obligations under this Agreement to a Group Company and the Borrower agrees to execute all necessary documents as may be reasonably required by the Lender to effect such assignment, transfer or novation.

12.2 The Borrower may not assign, transfer or novate any of its rights, benefits and obligations under this Agreement.

12.3 In the event the Group Companies dispose of all of their aggregate ownership interests in Borrower (whether held directly or indirectly), Lender shall have the right to terminate this Agreement by giving Borrower forty-five (45) days’ prior written notice requiring repayment of all outstanding amount by the end of the forty-five day period or as otherwise agreed by between Borrower and Lender.

13. APPLICABLE LAW AND JURISDICTION

This Agreement and any dispute or claim of whatever nature, whether contractual or non-contractual, arising out of or in connection with it is governed by the laws of the State of New York and the parties hereby submit to the non-exclusive jurisdiction of the American courts.

14. NOTICES

14.1 Any notice to be given hereunder shall be given in writing, in the English language, and only by letter or facsimile, save that requests for Advances under Clause 2.1 may be given by the Borrower to the Lender via e-mail or via the Virtual Treasurer Loan Advisor.

14.2 Any communication to be made by one party to the other hereunder shall (unless that other party has by fifteen (15) days' written notice to the other specified another address) be made to that other party at the address for notices set out below (or such other address as has been notified), but shall be effective only when received and then only if the same is expressly marked for the attention of such department or officer specified below (or such other department or officer as the addressee shall from time to time specify in writing for this purpose).

14.3  Addresses for notices and communication to be sent under this Agreement are as follows:

(a) to the Borrower:
ZYDECO PIPELINE COMPANY LLC
C/O Shell Pipeline Company LP
150 N. Dairy Ashford Rd.
Houston, Texas 77079
Attention: Treasurer

(b) to the Lender:
SHELL TREASURY CENTER (WEST) INC.
150 N. Dairy Ashford Rd.
Houston, Texas 77079
Attention: Treasurer

with an email copy to: gxsiftoexternalmarketsteam@shell.com

15. AMENDMENTS
No variation or amendment of this Agreement or the obligations of the Borrower hereunder shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

16. EFFECTIVE DATE

This Agreement shall come into effect on the date hereof, upon which the Zydeco Working Capital Facility dated as of August 4, 2014 shall be superseded by this Agreement.

17. COUNTERPARTS

This Agreement may be executed in any number of counterparts, either in original or telecopy form, each of which shall constitute an original, and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.

EXECUTION

The parties have executed this Agreement as at the date written above.

Signed for and on behalf of     Signed for and on behalf of
ZYDECO PIPELINE COMPANY LLC    SHELL TREASURY CENTER (WEST) INC.

/s/ Elaine McCown     /s/ Jennifer Betlejewski
_____________________________   _____________________________
Name: Elaine McCown     Name: Jennifer Betlejewski
Designation: Treasurer     Designation: Treasurer
Date: 1 August 2019     Date: 1 August 2019